Exhibit 5.1

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

June 1, 2021

R1 RCM Inc.

401 North Michigan Avenue

Chicago, Illinois 60611

Ladies and Gentlemen:

We are acting as special counsel to R1 RCM Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 17,250,000 shares of its common stock, par value $0.01 per share (“Common Stock”), including shares of Common Stock to cover any exercise of the underwriters’ option to purchase additional shares, pursuant to the terms of the underwriting agreement, dated May 26, 2021 (the “Underwriting Agreement”), among the Company, certain stockholders of the company named in Schedule 2 thereto (the “Selling Stockholders”) and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule 1 thereto. The shares of Common Stock to be sold by the Selling Stockholders are referred to herein as the “Secondary Shares” and are being offered and sold under a Registration Statement on Form S-3ASR (Registration No. 333-256465) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 25, 2021 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), including a base prospectus dated May 25, 2021 (the “Base Prospectus”), and a prospectus supplement dated May 26, 2021 (together with the Base Prospectus, the “Prospectus”). The Secondary Shares include up to 16,750,000 shares to be issued to one of the selling stockholders named in the Underwriting Agreement upon exercise of the Warrant, dated as of February 16, 2016, by and between the Company and such selling stockholder (the “Warrant”) and to be sold by such selling stockholder (the “Warrant Shares”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Restated Certificate of Incorporation of the Company, as amended (the “Restated Certificate”) filed with the Secretary of State of the State of Delaware on July 2, 2003, (ii) minutes and records of the proceedings of the Company with respect to the issuance of the Secondary Shares, (iii) the Warrant, (iv) the Registration Statement and the exhibits thereto and the Prospectus, and (v) the Underwriting Agreement.

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R1 RCM Inc.

June 1, 2021

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that

1.    The Warrant Shares have been duly authorized and, when the Warrant Shares have been duly issued in accordance with the Warrant, and when the Warrant Shares are duly countersigned by the Company’s transfer agent and registrar, upon receipt by the Company of the consideration to be paid therefor, the Warrant Shares will be validly issued, fully paid and nonassessable.

2.    The Secondary Shares (other than the Warrant Shares) have been duly authorized and are validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Secondary Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date

R1 RCM Inc.

June 1, 2021

hereof and we assume no obligation to revise or supplement this opinion after the date hereof should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP